Exhibit 99.1

    Black Box Corporation Reports Second Quarter and YTD Fiscal 2005 Results

     PITTSBURGH--(BUSINESS WIRE)--Oct. 26, 2004--Black Box Corporation (Nasdaq:BBOX) today reported for the second quarter ended October 2, 2004 diluted earnings per share of 60 cents compared to 64 cents last year. Net income for the second quarter was $10.6 million or 8.4% of revenues, compared to $12.1 million or 9.3% of revenues last year. On a sequential comparison basis, first quarter diluted earnings per share were 54 cents with corresponding net income of $10.0 million or 8.0% of revenues. Included in the FY05 second quarter earnings per share is a 2 cents negative impact from the previously disclosed settlement of a securities class action matter.
     Total revenues for the second quarter were $127 million, down 2% from $129 million for the same period last year. On a sequential comparison basis, first quarter revenues were $124 million.
     Second quarter cash provided by operating activities was approximately $11 million or 108% of net income, compared to $16 million or 132% of net income for the same period last year. On a sequential comparison basis, first quarter cash provided by operating activities was $9 million. Black Box utilized its second quarter cash provided by operating activities of $11 million, together with $3 million from other sources of cash, to make a dividend payment of $1 million and repurchase $13 million of its Common Stock.
     For the six months ended October 2, 2004, diluted earnings per share were $1.14 compared to $1.24 for the same period last year, down 8%. Corresponding net income for the six-month period was $21 million or 8.2% of revenues, compared to $24 million or 9.1% of revenues for the same period last year.
     Total six-month revenues were $251 million, down 3% from $258 million for the same period last year.
     Cash provided by operating activities for the six-month period was $21 million or 100% of net income, compared to $31 million or 130% of net income last year. Black Box utilized the six-month cash provided by operating activities of $21 million, together with $19 million from other sources of cash, to make dividend payments of $2 million and repurchase $38 million of its Common Stock.
     The Company's 6-month order backlog was $55 million at October 2, 2004 compared to $53 million at the end of the first quarter.
     Commenting on the second quarter results, Fred C. Young, Chief Executive Officer, said, "Sequential total revenues of $127 million were up from our first quarter's $124 million. This is the sixth consecutive quarter we have generated revenues within a fairly tight range around this number. Relative to our expected range of $127 million to $129 million, less revenues from Europe were the difference towards reaching the upper end of this range. Overall profits at $11 million and corresponding cash flow from operations at $11 million remained strong. Relative to areas of improvement, we are focused in on raising our Data Services gross profit by 2 to 3 percentage points over the next twelve months."
     Mr. Young continued, "With our operational stability and strong financial performance, we are turning more of our resources towards selected growth programs. This is in respect to both organic and merger related growth. We believe more scale helps us operate even more efficiently and further increases our benchmark levels of customer satisfaction."
     The Company also announced today that its Board of Directors has declared a quarterly cash dividend of 6 cents per share of common stock. The dividend was declared on all outstanding shares of Black Box's common stock and will be payable on January 14, 2005 to stockholders of record at the close of business on December 31, 2004. Black Box will pay the dividend through its transfer agent, American Stock Transfer & Trust Company.
     As previously announced the Company will host an Investor Day Conference on Thursday, November 4, 2004 at its World Headquarters in Lawrence, Pennsylvania (20 minutes south of Pittsburgh, Pennsylvania). The event is expected to run from 10:00 a.m. Eastern Standard Time and conclude at approximately 3:30 p.m. The program, which is open to the general public, will be hosted by Fred C. Young, Chief Executive Officer, and Michael McAndrew, Chief Financial Officer. Other members of the Company's executive staff will be present. Participants are asked to register through investors@blackbox.com or by calling Investor Relations at 724-873-6788.

     The Company will conduct a conference call beginning at 5:30 p.m. Eastern Daylight Time today, October 26, 2004. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-326-1003 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 749591.

     Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These include levels of business activity, expenses relating to corporate compliance requirements, cash flows and global economic conditions. Additional risk factors are included in the Company's Annual Report on Form 10-K. Any information, which is not historical in nature, constitutes such forward-looking statements and speaks only as of the date of this release.

     Black Box is the world's largest technical services company dedicated to designing, building and maintaining today's complicated network infrastructure systems. Black Box services clients through 117 offices in 141 countries throughout the world.

     Black Box and the diamond logo are registered trademarks of BB Technologies, Inc.


                              BLACK BOX CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME


                        Three months ended        Six months ended
                     ------------------------ ------------------------
In thousands, except
 per share           October 2, September 28, October 2, September 28,
Unaudited               2004        2003         2004        2003
----------------------------------------------------------------------
Revenues             $ 126,595  $    129,268  $ 250,950  $    257,615
Cost of sales           74,280        75,393    146,755       150,293
                     ---------- ------------- ---------- -------------
Gross profit            52,315        53,875    104,195       107,322
Selling, general &
 administrative exp     35,227        34,536     71,124        69,521
Intangibles
 amortization               69            45        128           134
                     ---------- ------------- ---------- -------------
Operating income        17,019        19,294     32,943        37,667
Interest expense,
 net                       508           440        917           860
Other expenses, net
 of income                  40            25         47            16
                     ---------- ------------- ---------- -------------
Income before income
 taxes                  16,471        18,829     31,979        36,791
Provision for income
 taxes                   5,848         6,778     11,353        13,244
                     ---------- ------------- ---------- -------------
Net income           $  10,623  $     12,051  $  20,626  $     23,547
                     ========== ============= ========== =============

Basic earnings per
 common share        $    0.61  $       0.66  $    1.17  $       1.28
                     ========== ============= ========== =============

Diluted earnings per
 common share        $    0.60  $       0.64  $    1.14  $       1.24
                     ========== ============= ========== =============


Weighted average
 common shares          17,425        18,208     17,601        18,412
                     ========== ============= ========== =============

Weighted average
 common & common
 equivalent shares
 outstanding            17,705        18,803     18,068        18,931
                     ========== ============= ========== =============


                              BLACK BOX CORPORATION
                           CONSOLIDATED BALANCE SHEETS

In thousands                                     October 2,  March 31,
Unaudited                                           2004       2004
======================================================================
Assets
Cash and cash equivalents                        $   9,713  $   9,306
Accounts receivable, net                            88,854     97,203
Inventories, net                                    42,180     40,162
Costs and estimated earnings in excess
 of billings on uncompleted contracts               18,613     13,763
Deferred tax asset                                   4,473      4,131
Other current assets                                11,394      9,610
                                                 ---------- ----------
  Total current assets                             175,227    174,175
                                                 ========== ==========
Property, plant and equipment, net                  27,441     29,269
Goodwill, net                                      381,134    380,769
Intangibles, net                                    29,389     29,546
Other assets                                         2,900      2,530
                                                 ---------- ----------
  Total assets                                   $ 616,091  $ 616,289
                                                 ========== ==========

Liabilities
Current debt                                     $     364  $   1,061
Accounts payable                                    29,650     30,709
Billings in excess of costs and estimated
  Earnings on uncompleted contracts                  4,425      5,665
Accrued compensation and benefits                    6,078      6,836
Other accrued expenses                              12,978     16,778
Accrued income taxes                                 3,518      3,695
                                                 ---------- ----------
  Total current liabilities                         57,013     64,744

Long-term debt                                      52,208     35,177
Deferred taxes                                      11,930     11,050
Other liabilities                                       77        414

Stockholders' Equity
Common stock                                            24         23
Additional paid-in capital                         333,742    324,219
Retained earnings                                  421,395    402,675
Treasury stock, at cost                           (277,459)  (239,885)
Accumulated other comprehensive gain                17,161     17,872
                                                 ---------- ----------
  Total stockholders' equity                       494,863    504,904
                                                 ---------- ----------
Total liabilities and stockholders' equity       $ 616,091  $ 616,289
                                                 ========== ==========


                              BLACK BOX CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                        Three Months Ended        Six Months Ended
                     ------------------------ ------------------------
In thousands         October 2, September 28, October 2, September 28,
Unaudited               2004        2003         2004        2003
----------------------------------------------------------------------
Operating Activities
Net income             $10,623       $12,051    $20,626       $23,547
Adjustments to
 reconcile net
 income to cash
  provided by
   operating
   activities:
Intangibles
 amortization               69            45        128           134
Depreciation             1,284         1,543      2,712         3,218
Gain on disposal of
 assets                     --          (301)        --          (301)
Deferred tax
 (benefit)/provision      (926)         (988)       538        (1,252)
Stock compensation
 expense                   680            --        680            --
Changes in operating
 assets and
 liabilities:
  Account receivable,
   net                   4,641           630      8,104         5,903
  Inventories, net        (699)         (330)    (2,098)         (356)
  Other current
   assets                  599          (390)    (3,525)        6,082
  Accounts payable
   and accrued
   liabilities          (4,788)        3,649     (6,447)       (6,272)
                     -------------------------------------------------
Net cash provided by
 operating
 activities            $11,483       $15,909    $20,718       $30,703
                     -------------------------------------------------
Investing Activities
Capital expenditures,
 net                      (644)         $821      $(941)         $801
Payments related to
 acquisitions, net of
  cash acquired            (84)         (104)      (347)       (1,018)
                     -------------------------------------------------
Net cash (used
 in)/provided by
 investing
 activities              $(728)         $717    $(1,288)        $(217)
                     -------------------------------------------------
Financing Activities
Repayments on
 borrowings             $4,185       $(2,086)   $15,976       $(1,988)
Proceeds from
 exercise of options        45         2,582      5,685         2,785
Payment of dividends      (871)         (920)    (1,774)       (1,824)
Deferred financing
 costs                    (235)            -       (235)            -
Purchase of treasury
 stock                 (12,718)      (17,402)   (37,574)      (36,680)
                     -------------------------------------------------
Net cash used in
 financing
 activities            $(9,594)     $(17,826)  $(17,922)     $(37,707)
Foreign currency
 exchange impact on
 cash                    $(761)         $395    $(1,101)       $1,600
                     -------------------------------------------------
Net
 Increase/(decrease)
 in cash & cash
 equivalents              $400         $(805)      $407       $(5,621)
Cash & cash
 equivalents at
 beginning of period     9,313         9,227      9,306        14,043
                     -------------------------------------------------
Cash & cash
 equivalents at end
 of period              $9,713        $8,422     $9,713        $8,422
                     =================================================

     RECONCILIATIONS:

     In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights table also includes, where appropriate, a reconciliation of free cash flow (which is a non-GAAP measure), to the most directly comparable GAAP measure. All dollar amounts are in thousands.
     A reconciliation of cash provided by operating activities to free cash flow is presented below:


                                     2Q05     2Q04   2Q05YTD  2Q04YTD
======================================================================
Cash provided by operating
 activities                        $11,483  $15,909  $20,718  $30,703
Plus or (minus):
  Net capital
   expenditures/disposals             (644)     821     (941)     801
  Proceeds from stock option
   exercises                            45    2,582    5,685    2,785
  Foreign currency exchange impact
 on cash                              (761)     395   (1,101)   1,600
----------------------------------------------------------------------
Free cash flow                     $10,123  $19,707  $24,361  $35,889
======================================================================

     SUPPLEMENTAL INFORMATION:

     Additionally, the following supplemental information is being provided for comparisons of second quarter ended October 2, 2004 reported results to this year's first quarter and prior year's second quarter. All dollar amounts are in thousands unless noted otherwise.
     Information on revenues and operating income by geography is presented below.


                       2Q05      1Q05      2Q04     2Q05YTD   2Q04YTD
======================================================================
Revenues:
 North America        $84,792   $79,532   $88,473  $164,324  $174,890
 Europe                32,830    35,560    32,037    68,390    65,635
 All Other              8,973     9,263     8,758    18,236    17,090
                     -------------------------------------------------
 Total               $126,595  $124,355  $129,268  $250,950  $257,615

Operating Income:
 North America        $10,835    $7,910   $11,806   $18,745   $23,695
 % of North America
  revenues               12.8%      9.9%     13.3%     11.4%     13.5%
 Europe                $3,697    $5,652    $5,351    $9,349    $9,953
 % of Europe
  revenues               11.3%     15.9%     16.7%     13.7%     15.2%
 All Other             $2,487    $2,362    $2,137    $4,849    $4,019
 % of All Other
  revenues               27.7%     25.5%     24.4%     26.6%     23.5%
                     -------------------------------------------------
 Total                $17,019   $15,924   $19,294   $32,943   $37,667
 % of total revenues     13.4%     12.8%     14.9%     13.1%     14.6%

     Information on revenues and gross profit for hotline services, data services and voice services is presented below:


                       2Q05      1Q05      2Q04     2Q05YTD   2Q04YTD
======================================================================
Revenues:
 Hotline Services     $56,972   $57,852   $58,994  $114,824  $114,970
 Data Services         50,537    48,189    52,543    98,726   107,143
 Voice Services        19,086    18,314    17,731    37,400    35,502
                     -------------------------------------------------
 Total               $126,595  $124,355  $129,268  $250,950  $257,615

Gross Profit:
 Hotline Services     $30,217   $30,978   $30,862   $61,195   $59,971
 % of Hotline
  Services revenues      53.0%     53.5%     52.3%     53.3%     52.2%
 Data Services        $15,366   $14,496   $17,003   $29,862   $35,137
 % of Data Services
  revenues               30.4%     30.1%     32.4%     30.2%     32.8%
 Voice Services        $6,732    $6,406    $6,010   $13,138   $12,214
 % of Voice Services
  revenues               35.3%     35.0%     33.9%     35.1%     34.4%
                     -------------------------------------------------
 Total                $52,315   $51,880   $53,875  $104,195  $107,322
 % of total revenues     41.3%     41.7%     41.7%     41.5%     41.7%
======================================================================

     Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.


                                  2Q05         1Q05         2Q04
======================================================================
Accounts Receivable:
  Gross Accounts Receivable $  $98.0        $103.8        $108.1
  Reserve $ / %                $9.2 / 9.4%  $10.3 / 9.9%  $12.0 /11.1%
                               -----        -----         -----
  Net Accounts Receivable $    $88.8        $93.5         $96.1

  Net Days Sales Outstanding   57 days      61 days        62 days

Inventory:
  Gross Inventory $            $47.2        $46.2         $45.3
  Reserve $ / %                $5.0 / 10.6% $4.7 / 10.2%  $ 4.4 / 9.8%
                               -----        -----         -----
  Net Inventory $              $42.2        $41.5         $40.9

  Net Inventory Turns            8.2x         8.0x          7.1x

Six-Month Order Backlog        $55          $53           $58

Team Members                   2,624        2,695         3,029
======================================================================

     CONTACT: Black Box Corporation
              Michael McAndrew, 724-873-6788
              724-873-6799 (fax)
              investors@blackbox.com